Exhibit 24

LIMITED POWER OF ATTORNEY

SALVADOR O. GUTIERREZ

The undersigned constitutes and appoints Adrian Torres, 700 13th Street, NW, Suite 800, Washington, DC, 20005, as his true and lawful attorney-in-fact and agent (the “Attorney-in-Fact”) with power of substitution or resubstitution, for his and in his name, place and stead, in any and all capacities, to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with any applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing of (i) the Uniform Application for Access Codes to File on EDGAR on Form ID and, if necessary, an EDGAR Passphrase Update; and (ii) Form 3, Form 4 and/or Form 5, as applicable. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorney-in-Fact may lawfully do or cause to be done by virtue hereof.

In witness, by signing this instrument I affirm all that is written above.

Dated: July 15, 2021

/s/ Salvador O. Gutierrez

Salvador O. Gutierrez